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                                                                     EXHIBIT 3.1




                          CERTIFICATE OF INCORPORATION

                                       OF

                             HARMONY TRADING CORP.




Filed by:                           Paul Gottbetter, Esq.
                                    570 Seventh Avenue  Rm. 1802
                                    New York, New York 10018
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                         CERTIFICATE OF INCORPORATION

                             HARMONY TRADING CORP.


Under Section 402 of the Business Corporation Law.

     The undersigned, for the purpose of forming a corporation pursuant to

Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

     FIRST: The name of the corporation is HARMONY TRADING CORP.
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     SECOND:  The purposes for which the corporation is formed are:
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     To engage in any lawful act or activity for which corporations may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

     To export from the United States of America and its territories and possessions, and any and all foreign countries, as principal or agent, merchandise of every kind and description including, but not limited to, machinery, equipment, firearms and munitions, and to purchase, sell and deal in and with such merchandise for exportation from the United States and from all countries foreign thereto, and for exportation from any foreign country from any other country foreign thereto, and to purchase and sell domestic merchandise in domestic markets and foreign merchandise in foreign markets, and to do a general foreign and domestic exporting business.

     To carry on business in the various states, territories, districts and insular possessions of the United States and in foreign countries as factors, agents and commission merchants; to solicit, receive, pack, crate, ship, bill and collect for all articles of merchandise offered by foreign manufacturers for sale and disposal in domestic markets, and to investigate, buy, secure, pack, crate, ship, bill and collect for all machinery, goods, wares, merchandise and commodities of foreign manufacturers directly or indirectly desired by corporations, individuals or firms located in the United States.

     To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares,

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merchandise, commodities, and unimproved, improved, finished, processed and other real, personal and mixed property of any and an kinds, with the components, resultants, and by products thereof.

     To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of this corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

     To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and goodwill of any persons, firms, associations or corporations.

     The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all rights, powers and privileges granted or permitted to a corporation by such statute.

     THIRD: The office of the corporation is to be located in the County of
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Westchester, State of New York.

     FOURTH:  The aggregate number of shares which the corporation shall have
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the authority to issue is Two Hundred (200), all of which shall be without par value.

     FIFTH:  The Secretary of State is designated as the agent of the
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corporation upon whom process against it may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on him is:

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                        Paul Gottbetter, Esq.
                        570 Seventh Avenue     Rm. 1802
                        New York, New York 10018

     SIXTH:  The personal liability of directors to the corporation or its
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shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

     IN WITNESS WHEREOF, this certificate has been subscribed to this 12th day of August, 1996 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                          /s/ Gerald Weinberg
                                          -------------------
                                          GERALD WEINBERG
                                          90 State Street
                                          Albany, New York